UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2003

TRITON NETWORK SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30251	59-3434350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6905 Whisperfield Drive Plano, Texas (Address of principal executive offices)	75024 (Zip Code)

Registrant’s telephone number, including area code: (407) 492-9020

Item 5. Other Events and Required FD Disclosure.

     As the Company has previously reported, certain past and present officers of the Company, as well as certain investment bankers involved in the Company’s initial public offering, certain venture capital firms owning shares of the Company prior to the initial public offering, and the Company’s independent auditors were named as defendants in the following putative class actions in the United States District Court, Middle District of Florida, Tampa Division. The class actions were filed as follows:

a)	Delano Cox, Case No. 8:02-CV-1041-T-27 MAP, filed June 11, 2002; and

b)	Gary Streeter, Case No. 8:02-CV-1070-T-24 TGW, filed June 17, 2002.

     In July 2002, two similar class actions were filed as follows:

a)	Metha M. Doescher, Case No. 8:02-CV-1179-T-17 EAJ, filed July 2, 2002; and

b)	Rodney T. Heath, Jr., Case No. 8:02-CV-1292-T-26 EAF, filed July 11, 2002.

     Each of these complaints alleges that the defendants have violated Sections 11 and 15 of the Securities Act of 1933 and Sections 10(b) and 20A of the Securities Exchange Act of 1934, and Rule 10b-5 promulgated thereunder. Plaintiffs seek compensatory damages in favor of the plaintiff and other class members, as well as reasonable costs and expenses incurred in connection with each action.

     On August 12, 2002, the Court ordered consolidation of these cases under Case No. 8:02-CV-1041-T-27 MAP and appointed Mehran Ghaeenzadeh and Rodney T. Heath, Jr. as Lead Plaintiffs and Milberg Weiss Bershad Hynes & Lerach LLP and Stull Stull & Brody as co-Lead Counsel. The individual defendants and the other defendants filed Motions to Dismiss plaintiffs’ claims on January 27, 2003. Plaintiffs’ opposition to the Motions to Dismiss was filed on April 11, 2003. The Court held a hearing on the motions on September 4, 2003. While the Company currently has not been named as a defendant in the two June 2002 actions, its past and present officers and directors have indemnification agreements with the Company, pursuant to which the Company is required to reimburse those individuals for any liabilities and damages incurred by, or imposed upon, such individuals in connection with the foregoing lawsuits, including their attorneys’ fees and costs, provided that they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company. The Company has assisted its current and former officers and directors in contesting the claims and, to the extent necessary, will continue to do so in the future. The Company carries director and officer liability insurance (up to a maximum dollar limit) that may cover the claims against its current and former directors and officers, but the Company cannot, at the present time, be certain that any ultimate liability related to the foregoing lawsuits will be reimbursed by its insurance carriers.

     On September 26, 2003, the Court issued an Order on the defendants’ Motions to Dismiss. The Court granted the Motions and dismissed the Consolidated Amended Complaint as barred by the applicable statutes of limitations. The plaintiffs have not, but can, file an appeal. Should the plaintiffs appeal, the Company is unable to determine whether the lawsuit will ultimately have a material negative impact on its net assets or its plan of liquidation.

     As the Company has also previously reported, the Company is a party to another class action complaint that was filed on November 13, 2001 in the United States District Court for the Southern District of New York. The complaint was brought on behalf of all persons who purchased the Company’s common stock from July 12, 2000 through December 6, 2000. The complaint names as defendants the Company, a former officer and a current officer of the Company, and several investment banking firms that served as managing underwriters of the Company’s initial public offering. The complaint alleges liability under the Securities Act of 1933 and the Securities Exchange Act of 1934, on the grounds that the registration statement for the Company’s initial public offering did not disclose that: (1) the underwriters had allegedly agreed to allow certain of their customers to purchase shares in the offering in exchange for allegedly excessive commissions paid to the underwriters; and (2) the underwriters had allegedly arranged for certain of their customers to purchase additional shares in the aftermarket at pre-determined prices under alleged arrangements to manipulate the price of the stock in aftermarket trading. An amended complaint, making substantially similar allegations, was filed on April 20, 2002. The amended complaint seeks unspecified damages and certification of a plaintiff class consisting of all persons who acquired shares of the Company’s common stock between the date of the initial public offering and December 6, 2000. The Company is aware that similar allegations have been made in numerous other lawsuits challenging initial public offerings conducted in 1998, 1999 and 2000. In July 2002, the Company and the individual defendants joined in an omnibus Motion to Dismiss challenging the legal sufficiency of plaintiffs’ claims. The Motion was filed on behalf of the hundreds of issuer and individual defendants who have been named in similar lawsuits. Plaintiffs opposed the Motion, and the Court heard oral arguments on the Motion in early November 2002. On February 19, 2003, the Court issued an Opinion and Order, granting in part and denying in part the Motion as to the Company. In addition, in October 2002, the individual defendants were dismissed from this case without prejudice.

     The Company has been authorized to negotiate a settlement of the pending claims substantially consistent with a memorandum of understanding negotiated among class plaintiffs, all issuer defendants and their insurers. Any such settlement would be subject to approval by the Court. If the settlement is not approved for any reason, the Company will continue to contest the claims vigorously. The Company is unable at this time to determine when this litigation will be resolved and whether the outcome of the litigation will have a material impact on its net assets or its plan of liquidation.

     As previously reported, in accordance with the Company’s Plan of Liquidation and Dissolution, the Company intends, as promptly as possible, to distribute pro rata to its stockholders of record on January 31, 2001 property and assets remaining after satisfying all of its obligations and liabilities, including resolution of the class action lawsuits discussed above. No amounts have been accrued for any potential liability associated with the class action lawsuits in the Company’s Consolidated Statement of Net Assets in Liquidation. Although there can be no assurances, depending on the outcome of the pending class action lawsuits and any other unknown contingencies, the Company currently believes the ultimate total distribution to its stockholders should be in the range of $25.5 million to $27.7 million, or approximately $0.73 to $0.79 per share.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

     None

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRITON NETWORK SYSTEMS, INC.

Date: October 9, 2003	By:	/s/ Kenneth R. Vines

Kenneth R. Vines, Chief Executive Officer